U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: July 5, 2001



                                  EDUVERSE.COM
        (Exact Name of Small Business Issuer as Specified in its Charter)

                                     NEVADA
              (State or other Jurisdiction as Specified in Charter)



        00-27239                                         88-0277072
(Commission file number)                    (I.R.S. Employer Identification No.)



                                1135 Terminal Way
                                    Suite 209
                             Reno, Nevada 89502-2168
                    (Address of Principal Executive Offices)

                                 (360) 332-7734
                           (Issuer's telephone number)

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Items 1 and 3 through 8 not applicable.

Item 2. Acquisition or Disposition of Assets

     Approval of the Share Purchase Agreement

     The board of directors of Eduverse.Com, a Nevada corporation (the "Company"), at a special meeting held on March 2, 2001, unanimously approved a share purchase agreement dated March 2, 2001 (the "Share Purchase Agreement") between the Company and Syncro-Data Systems, Ltd. ("Syncro-Data"), a corporation organized under the laws of British Columbia, and directed that the Share Purchase Agreement be submitted to shareholders of the Company for their approval.

     A shareholders' special meeting was held on June 1, 2001 in which the shareholders of the Company voted and approved the Share Purchase Agreement (24,871,592 votes for and 11,200 votes against). A majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, was required for a quorum at the special meeting. The affirmative vote of shareholders holding at least 52% of the shares of common stock present, or represented, at the special meeting was required to approve the Share Purchase Agreement.

     On June 30, 2001, the Share Purchase Agreement was consummated, and acquisition by Syncro-Data of all of the issued and outstanding shares of common stock of Eduverse Dot Com, Inc., the Company's subsidiary ("Eduverse"), was effected and closed.

     The Share Purchase Agreement generally provided for the sale by the Company to Syncro-Data of all of the issued and outstanding shares of common stock of Eduverse held by the Company. The Share Purchase Agreement further provided that
(i) Syncro-Data paid the ongoing expenses of Eduverse in the approximate amount of $50,000; (ii) Syncro-Data agreed to recognize certain liabilities of Eduverse; and (iii) Eduverse would retain all of its right, title and interest in and to certain intellectual property rights and other property, including accounts receivable, contract revenue and outstanding cash in the approximate amount of $900.00.

     Consummation of the Share Purchase Agreement has resulted in the sale of substantially all of the Company's assets.

     As of the date of this Report, management of the Company is seeking to identify other potential business endeavors and/or acquisitions.

Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          Not Applicable.

     (b)  Pro Forma Financial Information.

          Not Applicable.

     (c)  Exhibits.

          Not Applicable.

                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        EDUVERSE.COM


Date:  July 5, 2001                     By: /s/ Grant Atkins
                                        --------------------
                                        Grant Atkins, President